WYRICK ROBBINS YATES & PONTON LLP

                                ATTORNEYS AT LAW

                                   THE SUMMIT
                        4101 LAKE BOONE TRAIL, SUITE 300
                       RALEIGH, NORTH CAROLINA 27607-7606
                                     -------
                                 MAILING ADDRESS
                             POST OFFICE DRAWER 7803
                          RALEIGN, NORTH CAROLINA 27619
                                     -------
                                   TELECOPIER
                                  (919) 781-4865
                                    --------
                                    TELEPHONE
                                  (919) 781-4000
                                    --------
                                     WEBSITE
                                 WWW.WYRICK.COM

                                 March 9, 2001


First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297


                  RE:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND
                           -------------------------------------------------

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post Effective Amendment No. 26 to the Registration Statement on Form N-lA of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                 Very truly yours,


                                 /s/ WYRICK ROBBINS YATES & PONTON LLP

                                 Wyrick Robbins Yates & Ponton LLP